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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-69064 of Community Health Systems, Inc. on Form S-1 of our report dated February 20, 2001, appearing in the Prospectuses, which is a part of this Registration Statement, and of our report dated February 20, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


    We also consent to the reference to us under the heading "Experts" in such Prospectuses.

/s/ Deloitte & Touche LLP


Nashville, Tennessee
September 20, 2001